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                                  EXHIBIT 10.3

                     MDU COMMUNICATIONS INTERNATIONAL, INC.
                                 (THE "COMPANY")

                    SUPPLIERS' STOCK OPTION PLAN FOR 1998/99

         THIS PLAN is made effective as of December 31, 1998.

         WHEREAS the Company has agreed to establish a stock option plan pursuant to which the key suppliers of MDU Communications Inc. and the Company (the "Optionees") are granted options to purchase shares of the Company on terms and subject to the conditions herein;

         NOW THEREFORE in consideration of the premises and provisos herein contained, the Company agrees to the following Plan:

1. The Company hereby establishes a key supplier stock option plan (the "Plan") for 1998/99 pursuant to which the Optionees are granted options to purchase up to 215,135 shares of the Company as follows:

         (a) options to acquire up to 22,500 common shares of the Company at $1.50 U.S. will be granted to Britcom Communications upon successful completion of technical work at the Brent Gardens Complex; and

         (b) options to acquire 11,385 common shares of the Company at $1.50 U.S. will be granted to Britcom Communications upon successful completion of technical work at the Dynasty, Richmond Residences, The Monarch, and The Spot, based on 23 stock options per suite passed (for a total of 495 suites for the four buildings); and

         (c) for a designated block of 50 buildings, options to acquire 12,375 common shares of the Company at $1.75 U.S. will be granted to the Britcom Communications upon successful completion of the first 15 buildings, based on a formula which will not exceed 8.25 stock options per suite passed; and options to acquire 16,500 common shares of the Company at $2.00 U.S. on the next 20 buildings based on a formula that will not exceed 8.25 options per suites passed; and options to acquire 12,375 common shares of the Company at $2.50 U.S. on the last 15 buildings based on a formula that will not exceed
                  8.25 options per suites passed; and

         (d) for additional marketing and printing work for the Company, options to acquire 40,000 common shares of the Company at $1.50 U.S. will be granted to Direct Focus on or about March 1, 1999, plus an additional 25,000 options at $1.50 U.S. on or about September 30, 2000, plus an additional 25,000 options at $1.50 U.S. on or about September 30, 2001, and

         (e) options to acquire 50,000 common shares of the Company at $1.50 U.S. will be granted to Visawest Capital Group on or about September 30, 1999, based on investor relations work achieved during the Company's 1999 fiscal year.

         subject to the following conditions;

         (a)      the option price will be as stipulated above;

         (b) the options may be exercised in whole or in part during the term hereof;

         (c)      the options are non-assignable and non-transferable;

         (d) to exercise the option the Optionee shall give written notice to the Company prior to the Expiry Date;

         (e) payment for any shares of the Company purchased by the Optionee hereunder shall be made by cash or cheque payable to the Company against delivery of certificates representing the shares so purchased;



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         (f)      this Plan and the allotment and grant of stock options
                  hereunder are subject to compliance with all applicable securities legislation and regulatory bodies. The Company undertakes to use its best efforts to secure all such approvals as may be required;

         (g) any amendment to this Plan shall require the approval of the Board of Directors of the Company;

2.       (a)      the term of the Option Agreement shall commence on the date of the grant of each specific option and shall continue from such commencement date up to and including five subject years from the date hereof, (the "Expiry Date") subject to paragraphs 2(b) and 2(c) hereto;

         (b) if the Optionee shall cease to be a key supplier of the Company, then their option agreement will terminate 30 days following the date of cessation.

3.       In the event of:

         (a) any reduction in the number of shares of the Company due to consolidation thereof;

         (b) any increase in the number of shares of the Company outstanding due to subdivision thereof, or

         (c)      any reclassification of shares of the Company.

         An appropriate adjustment shall be made in the number or kind of shares issuable pursuant to the exercise of the option hereunder subsequent to any such change in the number of kind of outstanding shares becoming effective.

4. This Agreement constitutes and expresses the whole plan of the parties hereto regarding stock options for 1998/99.

5. Any notice required to be given hereunder shall be properly given if sent by prepaid registered mail to the party concerned at the party's last known address. Any such notice mailed as aforesaid shall be deemed to have been delivered on the second day of mailing thereof. No alternation or amendment to this Agreement shall take effect unless the same shall be in writing and duly executed by all the parties in the same manner as this Agreement.

6. The legal costs relating to this Plan and the grant of any stock options hereunder, and to securing all such approvals as may be necessary hereto, including legal costs relating to the qualification for sale to the public of any shares resulting from the exercise of the options hereunder, shall be the responsibility of the Company.

         IN WITNESS WHEREOF this Plan has been executed on the date and in the year first above written.

Approved by the Board of Directors of
MDU COMMUNICATIONS
INTERNATIONAL, INC.

in the presence of:



/s/ Sheldon Nelson
-------------------------------------
Director



/s/ Doug Irving
-------------------------------------
Director


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